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                                                                     EXHIBIT 4.2
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                                    INFOSYS

                         INFOSYS TECHNOLOGIES LIMITED
                 (Incorporated under the Companies Act. 1956)
     REGD. OFFICE: ELECTRONICS CITY, HOSUR ROAD. BANGALORE - 561229, INDIA





                               SHARE CERTIFICATE
 THIS IS TO CERTIFY that the person(s) named in this Certificate is/are the Registered Holder(s) of the within mentioned share (s) bearing the distinctive number (s) herein specified in the above Company subject to the memorandum and Articles of Association of the Company and that the amount endorsed hereon has been paid up on each such share.



Given under the Common Seal of the Company this




                      /s/ N.R. Narayana Murthy      /s/ N.S. Raghavan
                      ----------------------------  -------------------------
                      Chairman & Managing Director  Joint Managing Director







                                                         Authorised Signatory

Note: No transfer of the above shares will be registered unless accompanied by this Certificate

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